EXHIBIT 99.1

Lakeland Bancorp Announces Third Quarter Results

OAK RIDGE, N.J., Oct. 27, 2022 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $28.7 million and earnings per diluted share ("EPS") of $0.44 for the three months ended September 30, 2022 compared to net income of $22.3 million and diluted EPS of $0.43 for the three months ended September 30, 2021. For the third quarter of 2022, annualized return on average assets was 1.10%, annualized return on average common equity was 10.33% and annualized return on average tangible common equity was 13.87%.

Excluding merger-related expenses of $2.9 million after tax, third quarter net income was $31.6 million or $0.48 diluted EPS, resulting in an annualized return on average assets of 1.21%, annualized return on average common equity of 11.36%, and annualized return on average tangible common equity of 15.25% (see "Supplemental Information – Reconciliation of Net Income" for a reconciliation of these non-GAAP financial measures).

For the nine months ended September 30, 2022, the Company reported net income of $73.8 million and diluted EPS of $1.13 compared to net income of $72.9 million and diluted EPS of $1.42 for the first nine months of 2021. Annualized return on average assets was 0.96%, annualized return on average common equity was 8.99% and annualized return on average tangible common equity was 12.08% for the first nine months of 2022.

Excluding merger-related expenses of $6.4 million after tax, which relate to our January 2022 acquisition of 1st Constitution Bancorp and our recently announced merger with Provident Financial Services, Inc. ("Provident Financial"), net income for the nine months ended September 30, 2022 was $80.2 million, resulting in $1.23 diluted EPS, resulting in an annualized return on average assets of 1.05%, annualized return on average common equity of 9.78%, and annualized return on average tangible common equity of 13.13% (see "Supplemental Information – Reconciliation of Net Income" for a reconciliation of these non-GAAP financial measures).

Thomas Shara, Lakeland Bancorp’s President and CEO, commented, “We are very pleased with the results for the quarter which includes continued strong growth in loans and deposits while our asset quality remains stellar under the current economic conditions.”

Regarding Lakeland Bancorp's recently announced merger with Provident Financial Services, Mr. Shara continued, "We remain excited regarding our opportunity to partner with Provident. The combination of two high-performing, like-minded New Jersey institutions will create a preeminent super-community bank that has the same shared vision, values, and an unwavering commitment to employees, customers and our communities."

Third Quarter 2022 Highlights

  Loan growth for the third quarter of $160.3 million, or 2.2% compared to the linked second quarter was attributable to continued expansion in both the commercial and consumer portfolios.
  Net interest margin for the third quarter of 2022 increased to 3.28% compared to 3.10% in the third quarter of 2021.
  Nonperforming assets decreased 17% to $18.4 million for the third quarter of 2022 compared to $22.2 million for the linked second quarter of 2022.
  Efficiency ratio decreased to 49.8% in the third quarter of 2022 compared to 54.0% in the third quarter of 2021.

Net Interest Margin and Net Interest Income

Net interest margin for the third quarter of 2022 of 3.28% increased 18 basis points compared to the third quarter of 2021 and decreased 10 basis points compared to the second quarter of 2022. The increase in net interest margin compared to the third quarter of 2021 was due primarily to an increase in yields on loans, increased loan prepayment fees and higher average investment securities balances. The decrease in net interest margin compared to the second quarter of 2022 was due primarily to a large non-accrual interest recovery in the second quarter of 2022 and an increase in rates on interest-bearing liabilities during the third quarter of 2022. Net interest margin for the first nine months of 2022 was 3.23% compared to 3.19% for the same period of 2021. The variance in net interest margin compared to the first nine months of 2021 is due primarily to an increase in the yield on interest earning assets.

The yield on interest-earning assets for the third quarter of 2022 was 3.90% as compared to 3.40% for the third quarter of 2021 and 3.61% for the second quarter of 2022. The increase in the yield on interest-earning assets compared to prior periods was due primarily to an increase in the yield on loans and investment securities driven primarily by increases in market interest rates. The yield on interest-earning assets for the first nine months of 2022 was 3.58% as compared to 3.51% during the same period in 2021 and was due primarily to an increase in the yield on loans.

The cost of interest-bearing liabilities for the third quarter of 2022 was 0.94% compared to 0.41% for the third quarter of 2021 and 0.40% for the second quarter of 2022. The increase in the cost of interest-bearing liabilities compared to the third quarter of 2021 and the second quarter of 2022 was largely driven by increases in the rates paid on interest-bearing transaction accounts and time deposits. The cost of interest-bearing liabilities for the first nine months of 2022 was 0.56% compared to 0.45% for the same period in 2021 and was due primarily to an increase in rates on interest-bearing deposits partially offset by a decrease in rates on long-term borrowings.

Net interest income for the third quarter of 2022 of $80.3 million increased $20.9 million compared to the third quarter of 2021. Net interest income for the first nine months of 2022 was $231.0 million as compared to $175.8 million for the first nine months of 2021. The increase in net interest income compared to prior periods was due primarily to an increase in the average balances of loans and investment securities due to the 1st Constitution acquisition in January of 2022 and organic growth, partially offset by increased interest paid on interest-bearing liabilities related to increases in market interest rates.

Noninterest Income

For the third quarter of 2022, noninterest income totaled $7.2 million, an increase of $1.8 million as compared to the third quarter of 2021. Income on bank owned life insurance increased $823,000 compared to the third quarter of 2021 due primarily to death benefits received during the third quarter of 2022. Swap income for the third quarter of 2022 was $711,000 compared to none during the same period of 2021 due primarily to changes in the yield curve which increased demand for swap transactions. Commissions and fees increased $603,000 driven primarily by an increase in wire transfer charges and financial services income. Losses on equity securities totaled $464,000 in the third quarter of 2022 compared to $58,000 in the third quarter of 2021. Gains on sales of loans decreased $195,000 compared to the third quarter of 2021 due primarily to lower sale volume.

For the first nine months of 2022, noninterest income was $21.1 million, an increase of $4.6 million as compared to the first nine months of 2021. Commissions and fees increased $1.9 million due primarily to higher loan fees and increases in financial services income. Income on bank owned life insurance and service charges on deposits increased $1.2 million and $868,000, respectively, compared to the first nine months of 2021 due primarily to the same reasons mentioned in the quarterly analysis. Partially offsetting these favorable variances was losses on equity securities, which totaled $1.3 million in the first nine months of 2022 compared to losses of $191,000 in the first nine months of 2021.

Noninterest Expense

Noninterest expense for the third quarter of 2022 of $47.8 million was an increase of $10.6 million compared to the third quarter of 2021. The increase in noninterest expense was primarily due to compensation and employee benefits which increased $5.2 million resulting primarily from the addition of 1st Constitution employees, increased restricted stock plan expense and normal merit increases. Merger-related expense increased $2.4 million compared to the third quarter of 2021 due to the anticipated merger with Provident Financial. Premises and equipment expense increased $1.4 million compared to the third quarter of 2021 due primarily to branches added as the result of the 1st Constitution acquisition. Other operating expenses in the third quarter of 2022 increased $1.5 million compared to the same period in 2021 due primarily to increased marketing expense, core deposit intangible amortization, appraisal fees, consulting fees and insurance expense.

Noninterest expense for the first nine months of 2022 of $142.8 million was an increase of $37.6 million compared to the first nine months of 2021. Compensation and employee benefit expense and premises and equipment expense increased $18.9 million and $4.6 million, respectively, compared to the first nine months of 2021 due to the same reasons discussed in the quarterly comparison. Other operating expenses increased $6.0 million in the first nine months of 2022 compared to the same period in 2021 due primarily to an increase in core deposit intangible amortization, data processing, consulting and marketing fees. Merger-related expenses were $8.1 million due to the acquisition of 1st Constitution Bancorp and the anticipated merger with Provident Financial.

Income Tax Expense

The effective tax rate for the third quarter of 2022 was 25.0% compared to 26.4% for the third quarter of 2021. The decreased effective tax rate for the third quarter of 2022 was primarily a result of tax advantaged items increasing as a percentage of pretax income.

Financial Condition

At September 30, 2022, total assets were $10.52 billion, an increase of $2.32 billion, compared to December 31, 2021. As of September 30, 2022, total loans increased $1.59 billion, including $1.10 billion from 1st Constitution, to $7.57 billion while investment securities increased $425.9 million, including $342.3 million from 1st Constitution, to $2.05 billion from December 31, 2021. On the funding side, total deposits increased $1.71 billion from December 31, 2021, including $1.65 billion from 1st Constitution, to $8.68 billion at September 30, 2022. At September 30, 2022, total loans as a percent of total deposits was 87.2%.

Asset Quality

At September 30, 2022, non-performing assets totaled $18.4 million or 0.17% of total assets compared to $12.2 million, or 0.15% of total assets at September 30, 2021. Non-accrual loans as a percent of total loans was 0.24% at September 30, 2022, compared to 0.21% at September 30, 2021. The allowance for credit losses on loans totaled $68.9 million, 0.91% of total loans, at September 30, 2022, compared to $58.0 million, 0.99% of total loans, at September 30, 2021. At September 30, 2022, the allowance for credit losses included a day-one purchase accounting adjustment of $12.1 million for purchased credit impaired loans. In the third quarter of 2022, the Company had net recoveries of $32,000 compared to net recoveries of $269,000 or 0.02% of average loans on an annualized basis for the same period in 2021.

The provision for credit losses for the third quarter of 2022 was $1.4 million compared to a benefit of $2.7 million in the third quarter of 2021. The provision in the 2022 period is comprised of a provision for credit losses on loans of $11,000, a provision for credit losses on securities of $1.3 million and a provision for off-balance-sheet exposures of $22,000. For the nine months ended September 30, 2022, the provision for credit losses was $11.3 million, while the Company recorded a benefit for credit losses of $11.3 million for the same period in 2021. For the nine months ended September 30, 2022, the provision was comprised of a provision for credit losses on loans of $6.2 million, a provision for credit losses on securities of $4.1 million and a provision for off-balance-sheet exposures of $997,000.

Capital

At September 30, 2022, stockholders' equity was $1.08 billion compared to $827.0 million at December 31, 2021, a 31% increase, resulting primarily from the issuance of stock in connection with the 1st Constitution acquisition. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.10% at September 30, 2022. The book value per common share increased 4% to $16.70 at September 30, 2022 compared to $16.09 at September 30, 2021. Tangible book value per common share was $12.36 and $12.95 at September 30, 2022 and 2021, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At September 30, 2022, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.29% and 7.83%, respectively, compared to 9.96% and 8.18% at September 30, 2021. On October 25, 2022, the Company declared a quarterly cash dividend of $0.145 per share to be paid on November 17, 2022, to shareholders of record as of November 7, 2022.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; credit risks of the Company’s lending and leasing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.52 billion in total assets at September 30, 2022. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey's Best-In State-Bank by Forbes and Statista for the fourth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara                                        Thomas F. Splaine

President & CEO                                        EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2022	2021	2022	2021
Income Statement
Net interest income	$80,285	$59,338	$230,975	$175,806
(Provision) benefit for credit losses	(1,358)	2,703	(11,274)	11,304
Gains on sales of investment securities	—	—	—	9
Gains on sales of loans	355	550	2,496	1,865
Loss on equity securities	(464)	(58)	(1,313)	(191)
Other noninterest income	7,342	4,977	19,893	14,814
Long-term debt prepayment fees	—	(831)	—	(831)
Merger-related expenses	(3,488)	(1,072)	(8,073)	(1,072)
Other noninterest expense	(44,323)	(35,304)	(134,765)	(103,304)
Pretax income	38,349	30,303	97,939	98,400
Provision for income taxes	(9,603)	(8,014)	(24,147)	(25,529)
Net income	$28,746	$22,289	$73,792	$72,871

Basic earnings per common share	$0.44	$0.43	$1.13	$1.42
Diluted earnings per common share	$0.44	$0.43	$1.13	$1.42
Dividends paid per common share	$0.145	$0.135	$0.425	$0.395
Weighted average shares - basic	64,842	50,637	64,547	50,616
Weighted average shares - diluted	65,061	50,875	64,755	50,837

Selected Operating Ratios
Annualized return on average assets	1.10%	1.10%	0.96%	1.24%
Annualized return on average common equity	10.33%	10.94%	8.99%	12.39%
Annualized return on average tangible common equity (1)	13.87%	13.63%	12.08%	15.53%
Annualized yield on interest-earning assets	3.90%	3.40%	3.58%	3.51%
Annualized cost of interest-bearing liabilities	0.94%	0.41%	0.56%	0.45%
Annualized net interest spread	2.96%	2.99%	3.02%	3.06%
Annualized net interest margin	3.28%	3.10%	3.23%	3.19%
Efficiency ratio (1)	49.76%	54.02%	52.53%	53.24%
Stockholders' equity to total assets			10.29%	9.96%
Book value per common share			$16.70	$16.09
Tangible book value per common share (1)			$12.36	$12.95
Tangible common equity to tangible assets (1)			7.83%	8.18%

Asset Quality Ratios			September 30, 2022	September 30, 2021
Ratio of allowance for credit losses to total loans			0.91%	0.99%
Non-performing loans to total loans			0.24%	0.21%
Non-performing assets to total assets			0.17%	0.15%
Annualized net charge-offs to average loans			0.14%	0.05%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(dollars in thousands)			September 30, 2022	September 30, 2021
Selected Balance Sheet Data at Period End
Loans			$7,568,826	$5,880,802
Allowance for credit losses			68,879	57,953
Investment securities			2,047,186	1,248,705
Total assets			10,515,599	8,172,479
Total deposits			8,677,799	6,930,912
Short-term borrowings			357,787	111,907
Other borrowings			219,148	212,107
Stockholders' equity			1,082,406	814,128

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selected Average Balance Sheet Data
Loans	$7,517,878	$5,943,698	$7,257,990	$6,037,419
Investment securities	2,160,719	1,144,356	2,123,350	1,071,823
Interest-earning assets	9,755,797	7,611,259	9,617,082	7,396,178
Total assets	10,358,600	8,070,050	10,230,532	7,854,351
Noninterest-bearing demand deposits	2,325,391	1,702,788	2,277,192	1,637,101
Savings deposits	1,092,222	653,840	1,125,580	632,950
Interest-bearing transaction accounts	4,337,559	3,701,676	4,368,492	3,529,586
Time deposits	905,735	826,831	862,958	916,476
Total deposits	8,660,907	6,885,135	8,634,222	6,716,113
Short-term borrowings	240,728	108,519	159,033	89,240
Other borrowings	219,082	162,216	218,679	148,616
Total interest-bearing liabilities	6,795,326	5,453,082	6,734,742	5,316,868
Stockholders' equity	1,104,145	807,956	1,096,921	786,642

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Interest Income
Loans and fees	$84,924	$59,957	$229,706	$179,264
Federal funds sold and interest-bearing deposits with banks	429	161	846	250
Taxable investment securities and other	9,589	4,232	24,583	12,242
Tax-exempt investment securities	1,485	588	4,229	1,831
Total Interest Income	96,427	64,938	259,364	193,587
Interest Expense
Deposits	13,618	3,987	22,486	13,349
Federal funds purchased and securities sold under agreements to repurchase	717	19	887	58
Other borrowings	1,807	1,594	5,016	4,374
Total Interest Expense	16,142	5,600	28,389	17,781
Net Interest Income	80,285	59,338	230,975	175,806
Provision (benefit) for credit losses	1,358	(2,703)	11,274	(11,304)
Net Interest Income after Provision for Credit Losses	78,927	62,041	219,701	187,110
Noninterest Income
Service charges on deposit accounts	2,808	2,536	8,145	7,277
Commissions and fees	2,212	1,609	6,873	4,962
Income on bank owned life insurance	1,468	645	3,118	1,922
Loss on equity securities	(464)	(58)	(1,313)	(191)
Gains on sales of loans	355	550	2,496	1,865
Gains on sales of investment securities, net	—	—	—	9
Swap income	711	—	1,110	634
Other income	143	187	647	19
Total Noninterest Income	7,233	5,469	21,076	16,497
Noninterest Expense
Compensation and employee benefits	26,636	21,478	81,253	62,403
Premises and equipment	7,574	6,206	23,225	18,602
FDIC insurance	690	461	2,034	1,793
Data processing	1,419	1,495	4,980	4,049
Merger-related expenses	3,488	1,072	8,073	1,072
Other operating expenses	8,004	6,495	23,273	17,288
Total Noninterest Expense	47,811	37,207	142,838	105,207
Income before provision for income taxes	38,349	30,303	97,939	98,400
Provision for income taxes	9,603	8,014	24,147	25,529
Net Income	$28,746	$22,289	$73,792	$72,871
Per Share of Common Stock
Basic earnings	$0.44	$0.43	$1.13	$1.42
Diluted earnings	$0.44	$0.43	$1.13	$1.42
Dividends	$0.145	$0.135	$0.425	$0.395

Lakeland Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$234,571	$199,158
Interest-bearing deposits due from banks	11,192	29,372
Total cash and cash equivalents	245,763	228,530
Investment securities available for sale, at estimated fair value (allowance for credit losses of $4,165 at September 30, 2022 and $83 at December 31, 2021 )	1,074,013	769,956
Investment securities held to maturity (estimated fair value of $753,565 at September 30, 2022 and $815,211 at December 31, 2021, allowance for credit losses of $152 at September 30, 2022 and $181 at December 31, 2021)	934,947	824,956
Equity securities, at fair value	17,180	17,368
Federal Home Loan Bank and other membership stocks, at cost	21,046	9,049
Loans held for sale	890	1,943
Loans, net of deferred fees	7,568,826	5,976,148
Less: Allowance for credit losses	68,879	58,047
Net loans	7,499,947	5,918,101
Premises and equipment, net	54,670	45,916
Operating lease right-of-use assets	25,854	15,222
Accrued interest receivable	29,542	19,209
Goodwill	271,829	156,277
Other identifiable intangible assets	9,669	2,420
Bank owned life insurance	156,273	117,356
Other assets	173,976	71,753
Total Assets	$10,515,599	$8,198,056
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$2,288,902	$1,732,452
Savings and interest-bearing transaction accounts	5,354,716	4,474,144
Time deposits $250 thousand and under	807,211	623,393
Time deposits over $250 thousand	226,970	135,834
Total deposits	8,677,799	6,965,823
Federal funds purchased and securities sold under agreements to repurchase	357,787	106,453
Other borrowings	25,000	25,000
Subordinated debentures	194,148	179,043
Operating lease liabilities	27,224	16,523
Other liabilities	151,235	78,200
Total Liabilities	9,433,193	7,371,042
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 64,935,026 shares and outstanding 64,803,991 shares at September 30, 2022 and issued 50,737,400 shares and outstanding 50,606,365 shares at December 31, 2021	854,336	565,862
Retained earnings	305,303	259,340
Treasury shares, at cost, 131,035 shares at September 30, 2022 and December 31, 2021	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(75,781)	3,264
Total Stockholders' Equity	1,082,406	827,014
Total Liabilities and Stockholders' Equity	$10,515,599	$8,198,056

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Income Statement
Net interest income	$80,285	$80,302	$70,388	$59,029	$59,338
(Provision) benefit for credit losses	(1,358)	(3,644)	(6,272)	(408)	2,703
Gains on sales of investment securities	—	—	—	—	—
Gains on sales of loans	355	715	1,426	399	550
Loss on equity securities	(464)	(364)	(485)	(94)	(58)
Other noninterest income	7,342	6,712	5,839	5,559	4,977
Long-term debt prepayment fees	—	—	—	—	(831)
Merger-related expenses	(3,488)	—	(4,585)	(710)	(1,072)
Other noninterest expense	(44,323)	(45,068)	(45,374)	(34,840)	(35,304)
Pretax income	38,349	38,653	20,937	28,935	30,303
Provision for income taxes	(9,603)	(9,536)	(5,008)	(6,765)	(8,014)
Net income	$28,746	$29,117	$15,929	$22,170	$22,289

Basic earnings per common share	$0.44	$0.44	$0.25	$0.43	$0.43
Diluted earnings per common share	$0.44	$0.44	$0.25	$0.43	$0.43
Dividends paid per common share	$0.145	$0.145	$0.135	$0.135	$0.135
Dividends paid	$9,506	$9,507	$8,809	$6,921	$7,001
Weighted average shares - basic	64,842	64,828	63,961	50,647	50,637
Weighted average shares - diluted	65,061	64,989	64,238	50,959	50,875

Selected Operating Ratios
Annualized return on average assets	1.10%	1.15%	0.64%	1.06%	1.10%
Annualized return on average common equity	10.33%	10.71%	5.89%	10.70%	10.94%
Annualized return on average tangible common equity (1)	13.87%	14.45%	7.88%	13.26%	13.63%
Annualized net interest margin	3.28%	3.38%	3.02%	2.98%	3.10%
Efficiency ratio (1)	49.76%	50.69%	57.77%	53.19%	54.02%
Common stockholders' equity to total assets	10.29%	10.51%	10.60%	10.09%	9.96%
Tangible common equity to tangible assets (1)	7.83%	8.01%	8.07%	8.31%	8.18%
Tier 1 risk-based ratio	11.16%	11.12%	11.34%	11.15%	11.19%
Total risk-based ratio	13.78%	13.74%	14.03%	14.48%	14.73%
Tier 1 leverage ratio	9.10%	9.05%	8.97%	8.51%	8.60%
Common equity tier 1 capital ratio	10.62%	10.57%	10.72%	10.67%	10.70%
Book value per common share	$16.70	$16.82	$16.82	$16.34	$16.09
Tangible book value per common share (1)	$12.36	$12.47	$12.45	$13.21	$12.95

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Selected Balance Sheet Data at Period End
Loans	$7,568,826	$7,408,540	$7,137,793	$5,976,148	$5,880,802
Allowance for credit losses on loans	68,879	68,836	67,112	58,047	57,953
Investment securities	2,047,186	2,124,213	2,139,054	1,621,329	1,248,705
Total assets	10,515,599	10,374,178	10,275,233	8,198,056	8,172,479
Total deposits	8,677,799	8,501,804	8,748,909	6,965,823	6,930,912
Short-term borrowings	357,787	432,206	102,911	106,453	111,907
Other borrowings	219,148	219,027	218,904	204,043	212,107
Stockholders' equity	1,082,406	1,090,145	1,089,282	827,014	814,128

Loans
Non-owner occupied commercial	$2,873,824	$2,777,003	$2,639,784	$2,316,284	$2,300,637
Owner occupied commercial	1,141,290	1,179,527	1,122,754	908,449	884,144
Multifamily	1,186,036	1,134,938	1,104,206	972,233	907,903
Non-owner occupied residential	222,597	221,339	225,795	177,097	177,592
Commercial, industrial and other	612,494	647,531	620,611	405,832	363,976
Paycheck Protection Program	734	10,404	36,785	56,574	109,348
Construction	381,109	370,777	404,186	302,228	332,868
Equipment financing	137,999	134,136	123,943	123,212	119,709
Residential mortgages	690,453	622,417	564,042	438,710	407,021
Consumer and home equity	322,290	310,468	295,687	275,529	277,604
Total loans	$7,568,826	$7,408,540	$7,137,793	$5,976,148	$5,880,802

Deposits
Noninterest-bearing	$2,288,902	$2,330,550	$2,300,030	$1,732,452	$1,724,646
Savings and interest-bearing transaction accounts	5,354,716	5,407,212	5,602,674	4,474,144	4,401,367
Time deposits	1,034,181	764,042	846,205	759,227	804,899
Total deposits	$8,677,799	$8,501,804	$8,748,909	$6,965,823	$6,930,912

Total loans to total deposits ratio	87.2%	87.1%	81.6%	85.8%	84.8%

Selected Average Balance Sheet Data
Loans	$7,517,878	$7,229,175	$7,021,462	$5,902,152	$5,943,698
Investment securities	2,160,719	2,188,199	2,019,578	1,423,650	1,144,356
Interest-earning assets	9,755,797	9,588,396	9,504,287	7,874,181	7,611,259
Total assets	10,358,600	10,192,140	10,138,437	8,332,637	8,070,050
Noninterest-bearing demand deposits	2,325,391	2,310,702	2,194,038	1,775,119	1,702,788
Savings deposits	1,092,222	1,153,591	1,131,359	670,039	653,840
Interest-bearing transaction accounts	4,337,559	4,369,067	4,399,531	3,862,443	3,701,676
Time deposits	905,735	803,421	879,427	781,199	826,831
Total deposits	8,660,907	8,636,781	8,604,355	7,088,800	6,885,135
Short-term borrowings	240,728	130,242	104,633	112,533	108,519
Other borrowings	219,082	218,958	217,983	204,266	162,216
Total interest-bearing liabilities	6,795,326	6,675,279	6,732,934	5,630,479	5,453,082
Stockholders' equity	1,104,145	1,090,613	1,095,913	822,001	807,956

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	4.43%	4.22%	3.92%	3.88%	4.00%
Taxable investment securities and other	2.12%	1.81%	1.60%	1.60%	1.68%
Tax-exempt securities	2.12%	2.02%	1.91%	2.20%	2.15%
Federal funds sold and interest-bearing cash accounts	2.21%	0.55%	0.16%	0.14%	0.12%
Total interest-earning assets	3.90%	3.61%	3.25%	3.22%	3.40%
Liabilities
Savings accounts	0.25%	0.18%	0.17%	0.05%	0.05%
Interest-bearing transaction accounts	0.97%	0.33%	0.25%	0.24%	0.30%
Time deposits	1.00%	0.39%	0.40%	0.51%	0.55%
Borrowings	2.15%	2.04%	1.95%	1.55%	2.33%
Total interest-bearing liabilities	0.94%	0.40%	0.34%	0.33%	0.41%
Net interest spread (taxable equivalent basis)	2.96%	3.22%	2.92%	2.89%	2.99%
Annualized net interest margin (taxable equivalent basis)	3.28%	3.38%	3.02%	2.98%	3.10%
Annualized cost of deposits	0.62%	0.22%	0.19%	0.19%	0.23%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$68,836	$67,112	$58,047	$57,953	$60,389
Initial allowance for credit losses on purchased credit deteriorated loans	—	—	12,077	—	—
Charge-offs on purchased credit deteriorated loans	—	—	(7,634)	—	—
Provision (benefit) for credit losses on loans	11	1,583	4,630	(87)	(2,705)
Charge-offs	(56)	(365)	(170)	(461)	(969)
Recoveries	88	506	162	642	1,238
Balance at end of period	$68,879	$68,836	$67,112	$58,047	$57,953

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$(4)	$4	$—	$6
Owner occupied commercial	—	(337)	24	(1)	(80)
Multifamily	—	—	—	—	28
Non owner occupied residential	—	—	(14)	(136)	(5)
Commercial, industrial and other	(49)	272	778	(449)	(265)
Construction	—	—	6,804	(4)	50
Equipment finance	(23)	(40)	82	60	139
Residential mortgages	—	—	(48)	49	27
Consumer and home equity	40	(32)	12	300	(169)
Net (recoveries) charge-offs	$(32)	$(141)	$7,642	$(181)	$(269)

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Non-Performing Assets (1)
Non owner occupied commercial	$307	$324	$5,482	$3,009	$4,748
Owner occupied commercial	10,322	12,587	2,626	2,810	4,656
Multifamily	—	—	—	—	—
Non owner occupied residential	868	839	2,430	2,852	922
Commercial, industrial and other	3,623	4,882	6,098	6,763	1,108
Construction	—	—	220	—	—
Equipment finance	226	112	51	43	238
Residential mortgages	2,226	2,249	1,935	817	123
Consumer and home equity	798	1,168	898	687	453
Total non-performing assets	$18,370	$22,161	$19,740	$16,981	$12,248

Loans past due 90 days or more and still accruing	$31	$—	$—	$1	$—
Loans restructured and still accruing	$3,113	$3,189	$3,290	$3,342	$3,414
Ratio of allowance for loan losses to total loans	0.91%	0.93%	0.94%	0.97%	0.99%
Total non-accrual loans to total loans	0.24%	0.30%	0.28%	0.28%	0.21%
Total non-performing assets to total assets	0.17%	0.21%	0.19%	0.21%	0.15%
Annualized net (recoveries) charge-offs to average loans	—%	(0.01) %	0.44%	(0.01) %	(0.02) %

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,082,406	$1,090,145	$1,089,282	$827,014	$814,128
Less: Goodwill	271,829	271,829	271,829	156,277	156,277
Less: Other identifiable intangible assets	9,669	10,250	10,842	2,420	2,631
Total tangible common stockholders' equity at end of period - Non-GAAP	$800,908	$808,066	$806,611	$668,317	$655,220
Shares outstanding at end of period	64,804	64,794	64,780	50,606	50,602
Book value per share - GAAP	$16.70	$16.82	$16.82	$16.34	$16.09
Tangible book value per share - Non-GAAP	$12.36	$12.47	$12.45	$13.21	$12.95
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$800,908	$808,066	$806,611	$668,317	$655,220
Total assets at end of period - GAAP	$10,515,599	$10,374,178	$10,275,233	$8,198,056	$8,172,479
Less: Goodwill	271,829	271,829	271,829	156,277	156,277
Less: Other identifiable intangible assets	9,669	10,250	10,842	2,420	2,631
Total tangible assets at end of period - Non-GAAP	$10,234,101	$10,092,099	$9,992,562	$8,039,359	$8,013,571
Common equity to assets - GAAP	10.29%	10.51%	10.60%	10.09%	9.96%
Tangible common equity to tangible assets - Non-GAAP	7.83%	8.01%	8.07%	8.31%	8.18%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$28,746	$29,117	$15,929	$22,170	$22,289
Total average common stockholders' equity - GAAP	$1,104,145	$1,090,613	$1,095,913	$822,001	$807,956
Less: Average goodwill	271,829	271,829	265,409	156,277	156,277
Less: Average other identifiable intangible assets	9,982	10,569	10,851	2,544	2,758
Total average tangible common stockholders' equity - Non-GAAP	$822,334	$808,215	$819,653	$663,180	$648,921
Return on average common stockholders' equity - GAAP	10.33%	10.71%	5.89%	10.70%	10.94%
Return on average tangible common stockholders' equity - Non-GAAP	13.87%	14.45%	7.88%	13.26%	13.63%
Calculation of Efficiency Ratio
Total noninterest expense	$47,811	$45,068	$49,959	$35,550	$37,207
Less:
Amortization of core deposit intangibles	581	593	596	210	211
Merger-related expenses	3,488	—	4,585	710	1,072
Long term debt extinguishment costs	—	—	—	—	831
Noninterest expense, as adjusted	$43,742	$44,475	$44,778	$34,630	$35,093
Net interest income	$80,285	$80,302	$70,388	$59,029	$59,338
Total noninterest income	7,233	7,063	6,780	5,864	5,469
Total revenue	87,518	87,365	77,168	64,893	64,807
Tax-equivalent adjustment on municipal securities	395	382	346	213	157
Total revenue, as adjusted	$87,913	$87,747	$77,514	$65,106	$64,964
Efficiency ratio - Non-GAAP	49.76%	50.69%	57.77%	53.19%	54.02%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands)	2022	2021
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$73,792	$72,871

Total average common stockholders' equity - GAAP	$1,096,936	$786,642
Less: Average goodwill	269,713	156,277
Less: Average other identifiable intangible assets	10,464	2,975
Total average tangible common stockholders' equity - Non-GAAP	$816,759	$627,390
Return on average common stockholders' equity - GAAP	8.99%	12.39%
Return on average tangible common stockholders' equity - Non-GAAP	12.08%	15.53%

Calculation of Efficiency Ratio
Total noninterest expense	$142,838	$105,207
Less:
Amortization of core deposit intangibles	1,770	658
Merger-related expenses	8,073	1,072
Long term debt extinguishment costs	—	831
Noninterest expense, as adjusted	$132,995	$102,646
Net interest income	$230,975	$175,806
Noninterest income	21,076	16,497
Total revenue	$252,051	$192,303
Tax-equivalent adjustment on municipal securities	1,124	487
Less: Gains on sales of investment securities	—	9
Total revenue, as adjusted	$253,175	$192,781
Efficiency ratio - Non-GAAP	52.53%	53.24%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Calculation of EPS excluding non-routine transactions
Net income - GAAP	$28,746	$22,289	$73,792	$72,871
Non-Routine Transactions:
Debt Prepayment Penalty	—	831	—	831
Tax deductible merger-related expenses	2,100	500	5,536	500
Tax effect on tax deductible merger-related expenses	$(632)	(400)	(1,666)	(400)
Non-tax deductible merger-related expenses	1,388	572	2,538	572
Effect of non-routine transactions, net of tax	$2,856	$1,503	$6,408	$1,503
Net income available to common shareholders excluding non-routine transactions	$31,602	$23,792	$80,200	$74,374
Less: Earnings allocated to participating securities	339	303	847	839
Net Income, excluding non-routine transactions	$31,263	$23,489	$79,353	$73,535

Weighted average shares - Basic	64,842	50,637	64,547	$50,616
Weighted average shares - Diluted	65,061	50,875	64,755	$50,837

Basic earnings per share - GAAP	$0.44	$0.43	$1.13	$1.42
Diluted earnings per share - GAAP	$0.44	$0.43	$1.13	$1.42

Basic earnings per share, adjusted for non-routine transactions	$0.48	$0.46	$1.23	$1.45
Diluted earnings per share, adjusted for non-routine transactions	$0.48	$0.46	$1.23	$1.45
Calculation of return on average assets excluding non-routine transactions
Net Income, excluding non-routine transactions	$31,602	$23,792	$80,200	$74,374
Average assets	10,358,600	8,070,050	10,230,532	7,854,351

Return on average assets - GAAP	1.10%	1.10%	0.96%	1.24%
Return on average assets, adjusted for non-routine transactions	1.21%	1.17%	1.05%	1.27%
Calculation of return on average equity excluding non-routine transactions
Net Income, excluding non-routine transactions	$31,602	$23,792	$80,200	$74,374
Total average common stockholders' equity	1,104,145	807,956	1,096,936	786,642

Return on average common stockholders' equity - GAAP	10.33%	10.94%	8.99%	12.39%
Return on average common stockholders' equity, adjusted for non-routine transactions	11.36%	11.68%	9.78%	12.64%
Calculation of return on average tangible common equity excluding non-routine transactions
Net Income, excluding non-routine transactions	$31,602	$23,792	$80,200	$74,374
Total average tangible common stockholders' equity - Non-GAAP	822,334	648,921	816,744	627,390

Return on average tangible common stockholders' equity - Non-GAAP	13.87%	13.63%	12.08%	15.53%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	15.25%	14.55%	13.13%	15.85%